EXHIBIT 26

              AGREEMENT TO BE BOUND BY IRREVOCABLE PROXY, RIGHT OF
                         REFUSAL AND TAG-ALONG AGREEMENT



     AGREEMENT, dated as of the 19th day of October, 1995 by and between LOUIS WOLFSON, III (herein referred to as L. WOLFSON or the "Affiliated Stockholder") and (collectively referred to herein as WOLFSON or WOLFSONS); and

     CEA INVESTORS PARTNERSHIP I, LTD., a Florida limited partnership ("CEA II, LTD."), of which CEA Investors, Inc., a Florida corporation ("CEA Investors") is the general partner.

     WHEREAS, L. WOLFSON, Venture LW Corporation ("VLW Corp.") and CEA II, Ltd are parties to an Irrevocable Proxy, Right of Refusal and Tag-Along Agreement dated as of August 27, 1993 (the "Proxy Agreement") a copy of which is attached hereto as Exhibit A;

     WHEREAS, in connection with the dissolution of VLW Corp., VLW Corp. Intends to distribute 312,894 shares of the common stock of Video Jukebox Network, Inc. (the "Company") to L. WOLFSON and 327,492 shares of common stock of the Company to L.R. WOLFSON (collectively the"Shares");

     WHEREAS, such shares and any proposed transfer of such shares are subject to certain restrictions on transfer under the terms of the Proxy Agreement and to an irrevocable proxy executed by VLW Corp. in favor of CEA II, LTD.; and

     WHEREAS, the WOLFSONS are willing to agree to be bound by the terms of the Proxy Agreement with respect to the Shares.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein and in the Proxy Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. CONSENT. CEA II, LTD. hereby acknowledges and consents to the transfer of the Shares from VLW Corp. to the WOLFSONS in the amounts specified above subject to the WOLFSONS execution of this Agreement and their delivery to CEA, II, Ltd. of documentation confirming their grant of the proxies for such Shares in the form of the proxy attached as Exhibit A to the Proxy Agreement upon the execution of this Agreement and the issuance by the Company of certificates representing the Shares issued in the names of the WOLFSONS. CEA II, Ltd.'s consent is also subject to placement of legends on such newly issued stock certificates in the form as the legends attached to the certificate or


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certificates representing the Shares as issued in the name of VLW Corp.

2. AGREEMENT TO BE BOUND. L. WOLFSON hereby reaffirms that he is bound by the terms of the Proxy Agreement which remains in full force and effect and confirms that those of the Shares to be issued to L. WOLFSON are subject to the Proxy Agreement and the Proxy to be executed and delivered to CEA, II, Ltd. by L. WOLFSON upon the execution of this Agreement.

L.R. WOLFSON hereby confirms that she agrees to be and shall hereby be bound by the terms of the Proxy Agreement and confirms that those Shares to be issued to L.R. WOLFSON are subject to the Proxy Agreement and the Proxy to be executed and delivered to CEA, II, Ltd. upon execution of this Agreement. L.R. WOLFSON further agrees, pursuant to Section 10.1(b) of the Proxy Agreement that L. WOLFSON shall act as her representative for the purposes describes in Section 10.1(b).

3. RIGHTS UNDER PROXY AGREEMENT. Each of the parties hereto acknowledges and agrees that the WOLFSONS are entitled to the rights granted under the Proxy Agreement in favor of VLW (as defined therein), including without limitation the rights of first refusal and tag-along rights applicable and running in favor of VLW therein.

4. INCORPORATION BY REFERENCE. This Agreement is hereby incorporated by reference into and made a part of the Proxy Agreement and all of its provisions, as applicable, including without limitation notice and miscellaneous provisions, shall apply to the interpretation and enforcement of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                                            /s/ Louis Wolfson
                                            Louis Wolfson, III


                                            /s/ Lynn R. Wolfson
                                            Lynn R. Wolfson


                                            CEA INVESTORS PARTNERSHIP II,
                                            LTD.
                                            By:  CEA Investors, Inc.
                                                 General partner



                                                 By:/s/ T.W. Cardy
                                                      Name:T. Cardy
                                                      Title:V.P.


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                                IRREVOCABLE PROXY

     The undersigned stockholder of VIDEO JUKEBOX NETWORK, INC., a Florida corporation (the "Company"), hereby irrevocably appoints ____________________ (the "Proxy"), a designee of CEA Investors Partnership II, Ltd., a limited partnership organized under the laws of the State of Florida, the attorney and proxy of the undersigned, with full power of substitution, to the extent permitted under the Agreement (defined herein), to vote in such manner as each such attorney and proxy of his substitute shall in his sole discretion deem proper, and otherwise to act with respect to the 312,894 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") which are (a) owned of record by the undersigned, or (b) beneficially owned by the undersigned and held of record by VJN Partners, a dissolved Florida general partnership, and with respect to any other shares of the Company's Common Stock hereafter acquired by the undersigned in respect of any of such shares, including any capital stock of the Company or subsidiaries or affiliated companies acquired by operation of law, such as by merger, or consolidation or spin-off; or by reason of any stock split, reclassification, share exchange or other reconstitution of the outstanding capital stock of the Company (all of which shares, however acquired, are herein referred to as the "Voting Shares"). The attorney and proxy so appointed and designated is specifically granted the rights and authorizations:

     (a) To attend any and all meetings of the stockholders of the Company in the name, place and stead of the undersigned with respect to any or all of the voting Shares, including the right to present such shares to be counted as attending the meeting by proxy for purposes of establishing a quorum, or the right to withhold such Shares in whole or in part from attendance at any such meeting;

     (b) To cast such votes at any meeting of the stockholders and any adjournment thereof as shall be entitled to be cast by the holders of the Voting Shares in such manner as the Proxy shall, in its sole discretion, determine, or to withhold such Shares in whole or in part from voting at any time or for any reason;

     (c) To execute any documents required or advisable, in the sole discretion of the Proxy, to be executed by the holder of the Voting Shares, including the call of any special meeting of the stockholders, waiver of notice of any meeting of the stockholders, written consents of stockholders, whether unanimous or otherwise, ballots, attendance records or any other similar document; and


                                   EXHIBIT "A"

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     (d) To do any or all of the foregoing on behalf of the holder of the Voting
Shares to the same effect as if such holder had taken such actions directly, notwithstanding any actual or alleged conflict of interest on the part of any holder of the Voting Shares or of CEA Investors Partnership II, Ltd. or the Proxy of any of their respective affiliates. As used herein, the "holder of the Voting Shares" shall mean the record or beneficial holder of such shares, as the case may be, or any other person, in each case who or which is the person entitled or permitted to exercise the voting rights or other stockholder rights as described above, with respect to the Voting Shares involved.

     This Irrevocable Proxy is subject to all the terms and conditions of that certain Irrevocable Proxy, Right of Refusal and Tag-Along Agreement between the undersigned and CEA Investors Partnership II, Ltd., dated as of August 27, 1993 (the "Agreement"), and shall terminate in accordance with that document. The terms and conditions of the Agreement shall be binding on the Proxy, its successors and permitted assigns.


Date executed:10/19/95


                                            /s/ Louis Wolfson
                                            Louis Wolfson, III